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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 7, 2001


                               The LTV Corporation
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                       1-4368                   75-1070950
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(State or other Jurisdiction      (Commission File No.)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)


200 Public Square
Cleveland, Ohio                                                       44114-2308
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(Address of Principal                                                 (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code:        (216) 622-5000
                                                   -----------------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     (b) (1), (2) On December 29, 2000, The LTV Corporation and 48 of its direct and indirect subsidiaries (the "Debtors") filed voluntary petitions under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Court").

     On December 7, 2001, the Court entered an order (the "APP Order") that, among other things, authorized the Debtors to implement an asset protection plan (the "APP") for the safe and orderly cessation of their integrated steel businesses.

     (b) (3) At its core, the APP contemplates the hot-idling of certain of the integrated steel facilities for varying periods of time, during which time the Debtors will seek buyers for these facilities and/or the assets that comprise them. The APP is designed to, among other things:

     (a) preserve as much value as possible for the Debtors' estates and creditors;

     (b) permit the hot- and cold-idling of certain of the Debtors' facilities (and the continuation of operations of certain other of their facilities) while the Debtors conduct their sale efforts; and

     (c) protect public health and safety and the environment to the fullest extent possible throughout the process.

The actions contemplated by the APP are anticipated to occur over a nine-month period, which commenced on December 7, 2001 upon the Court's entry of the APP Order, a copy of which (together with the motion related thereto) is attached hereto as Exhibit 2.1. The key terms of the APP include the following:

     Cessation of Operations of the Integrated Steel Business. Under the terms of the APP, the finishing plant in Hennepin, Illinois (the "Hennepin Facility") of Debtor LTV Steel Company, Inc. ("LTV Steel") will be "hot-idled" -- i.e., operations will cease, but the facility and equipment will be maintained to be restarted -- and will remain hot-idled for the entire nine-month APP period. The APP contemplates that the Hennepin Facility will be sold before the end of the nine-month APP period.

     LTV Steel has scheduled an auction for the east side of its Cleveland Works facility and its Indiana Harbor facility and is soliciting interest in these assets from potential purchasers. Pending a potential sale, such facilities have been hot-idled in accordance with the APP for a limited period of time (the "Hot-Idle Period"). The Hot-Idle Period currently runs through February 28, 2002. If President George W. Bush has not decided upon remedies regarding the International Trade Commission's ("ITC") finding of illegal steel dumping but instead has requested additional information from the ITC, and, in the reasonable judgment of the Debtors' post-petition lenders (collectively, the "DIP" Lenders"), a firm buyer exists, the Hot-Idle Period will be extended to March 15, 2002. If no purchasers are identified before the end of the Hot-Idle Period, these facilities will be "cold-idled" -- i.e., shut down without a view toward restarting the equipment and facilities -- and the machinery and equipment will be liquidated.


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     The APP and subsequent agreements between the parties permit
LTV Steel to hot-idle its two coke batteries until January 31, 2002, after which time the coke batteries will be cold-idled in accordance with the terms of the APP if no purchaser has been dentified.

     Liquidation of Inventories and Accounts Receivable. The APP contemplates that the inventories (including finished goods, work in process and raw materials) and the accounts receivable of the Debtors' integrated steel business will be liquidated over the nine-month APP period. The budget for the APP (the "Budget") memorializes the anticipated funding for each major component of the APP and reflects the good faith estimate of the actual proceeds to be realized by the Debtors from the liquidation of these items, which estimate reflects a conservative discount factor. The Budget and related agreements with the DIP Lenders were approved by an order of the Court dated December 18, 200l.

     Railroads. LTV Steel is the direct and indirect sole shareholder of five railroad subsidiaries that service, or had serviced, the Debtors almost exclusively. The APP contemplates that the railroads will continue to operate during the nine-month APP period to facilitate, among other things, asset sales that require the transportation of machinery and equipment from or among any of the Debtors' facilities and the shipment of inventories to be liquidated.

     Preservation of the LTV Tubular Business and the Copperweld Companies' Businesses. The APP excludes (a) the "LTV Tubular" facilities, which include LTV Steel's pipe and conduit facilities in Counce, Tennessee; Ferndale, Michigan; Elyria, Ohio; Marion, Ohio; and Youngstown, Ohio; and Debtor The Georgia Tubing Corporation's facility in Cedar Springs, Georgia, which do business as "LTV Copperweld" and (b) facilities owned by Debtor Copperweld Corporation, Debtor Welded Tube Co. of America, nondebtor Copperweld Canada, Inc. and their respective direct and indirect subsidiaries, which also do business as "LTV Copperweld" (collectively, the "Copperweld Companies").

     The APP contemplates the continued operation of the LTV Tubular facilities and the Copperweld Companies during the nine-month APP period, with the goal of selling such businesses as separate going concerns by the end of such period.

     Compliance with Health, Safety and Environmental Laws. The Debtors intend to comply, and the APP contemplates compliance, with affirmative obligations of the Debtors imposed by existing laws, rules, regulations and orders that concern the health and safety of the public and the communities in which the Debtors operate, including applicable environmental laws, rules, regulations and orders (collectively, the "Government Regulations") during the APP period. Funds with which to effect compliance with such affirmative obligations imposed by the Government Regulations are included in the Budget. Specifically, the Budget includes approximately $25 million, distributed over the nine-month period. The APP Order relieves the Debtors from complying with any governmental requirement to provide notice to any governmental entity in advance of the closing or cessation of any operations at a facility.

     In addition, the Debtors have provided for, and the DIP Lenders have agreed to fund


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under the terms described in the APP motion, a reserve fund (the "Government
Regulation Reserve") that will provide a replenishable source of funds, in excess of the budgeted amount described in the preceding paragraph, that the Debtors may utilize to satisfy such obligations under the Government Regulations as may arise during the APP period (and thereafter). The Government Regulation Reserve will be funded in an initial amount of $25 million from 25% of all asset proceeds that exceed those proceeds required to fund the items in the Budget (the "Budget Required Proceeds"). If, during the APP period, the Debtors are required to withdraw funds from the Government Regulation Reserve, such reserve will be replenished by depositing 25% of fixed asset proceeds that exceed the Budget Required Proceeds. If the Government Regulation Reserve ever drops below $10 million, such reserve will be replenished by depositing (a) 50% of fixed asset proceeds that exceed the Budget Required Proceeds until the reserve reaches $10 million and (b) 25% of fixed asset proceeds that exceed the Budget Required Proceeds thereafter until the reserve is restored to the full $25 million.

     In addition, the Budget includes as an expense item funds for a defense fund for the Debtors' directors, officers and managers for, among other things, defense costs (but not indemnity) in any litigation that may ensue with respect to the Debtors' compliance obligations under the Government Regulations; such fund will expire in three years from the completion of the APP period.

     Funding for an Employee Retention Plan. The Budget contains approximately $13 million as a placeholder to fund a retention plan, which will be designed to ensure that the Debtors can retain the employees that are needed to implement the APP properly, prudently and as efficiently as possible. The retention plan will be developed by the Debtors and remains subject to the review and approval of the Court.

     Wages and Medical Benefits. The APP Order, as modified by the Order Approving the Agreement between Debtor LTV Steel Company, Inc. and the United Steelworkers of America, AFL-CIO to Modify Certain Collective Bargaining Agreements and Retiree Benefits, Pursuant to Sections 1113 and 1114 of the Bankruptcy Code, authorized the Debtors to pay a portion of the supplemental unemployment benefits and hourly program of insurance benefits through the Hot-Idle Period. The APP Order, as so modified, provides that members of the United Steelworkers of America will perform bargaining unit idling work under the terms and conditions of the Debtors' modified labor agreement through the Hot-Idle Period. The APP Order, as modified, also permitted the Debtors to use the funds in the voluntary employee beneficiary association ("VEBA") established for the benefit of hourly retirees to reimburse the Debtors for costs to provide healthcare for hourly retirees retroactively to and including November 20, 2001 and prospectively through such time as the funds in the VEBA trust are exhausted.

     The granting of the APP Order is not to be construed as a substitute for the Debtors' obligation to file a plan of liquidation or reorganization under the Bankruptcy Code.

     (b)(4) Not applicable to the APP.

     (b)(5) On December 20, 2001, the Debtors submitted to the Bankruptcy Court their summary financial information for the month and year-to-date ended November 30, 2001, a copy of which was filed as Exhibit 99.1 to the Current Report on Form 8-K of The LTV Corporation filed on December 20, 2001, and is incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits.

Exhibit Number     Exhibit
--------------     -------
2.1                Motion of LTV Steel Company, Inc. and Order of the United
                   States Bankruptcy Court for the Northern District of Ohio related thereto


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        The LTV Corporation
                                            (Registrant)

Date: December 21, 2001                 By: /s/ Glenn J. Moran
                                            ------------------------------------
                                            Glenn J. Moran
                                            Chief Executive Officer


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                                  Exhibit Index
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Exhibit Number     Exhibit
--------------     -------
2.1                Motion of LTV Steel Company, Inc. and Order of the United
                   States Bankruptcy Court for the Northern District of Ohio related thereto